Exhibit 10.16
Execution Version
AMENDMENT TO THE LETTER AGREEMENT
This AMENDMENT TO THE LETTER AGREEMENT (this “Amendment”), is entered into as of May 6, 2026, by and among A SPAC IV (Holdings) Corp, a British Virgin Islands business company (the “Sponsor”), A Paradise Acquisition Corp., a blank check company incorporated in the British Virgin Islands as a business company with limited liability (which shall migrate to and domesticate as a Texas corporation prior to the Closing and change its name to Enhanced Group Inc.) (the “Company”), and Cohen and Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM”, together with the Sponsor and the Company, the “Parties”).
W I T N E S S E T H:
WHEREAS, the Sponsor, the Company and CCM are parties to that certain Letter Agreement, dated as of July 29, 2025 (the “Letter Agreement”);
WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of November 26, 2025 (as amended or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among the Company, A Paradise Merger Sub I, Inc., a Cayman Islands exempted company, and Enhanced Ltd, a Cayman Islands exempted company (“Enhanced”), pursuant to which, among other things, upon consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”), Enhanced will merge with and into the Company with the Company surviving such merger;
WHEREAS, the Sponsor is party to that certain Sponsor Equity Agreement, dated as of November 26, 2025 (the “Sponsor Equity Agreement”), by and between Apeiron Investment Group Limited, a company incorporated in Malta (“Apeiron”), and the Sponsor, pursuant to which, among other things, following the Closing, Apeiron has been granted an option to require Sponsor to sell, and Sponsor has been granted an option to require Apeiron to purchase, shares of the Sponsor’s equity securities of the Company, in each case, on the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to Section 2.4(b)(viii) of the Business Combination Agreement, the Company shall deliver or cause to be delivered to Enhanced an amendment to the Letter Agreement at the Closing; and
WHEREAS, each of the Parties desires to amend the Letter Agreement by entering into this Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Section 1.1    Defined Terms. Unless context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Letter Agreement.
Section 1.2    Amendments. The Parties hereby agree that the Letter Agreement is hereby amended as follows:
(a)    Section 5 of the Letter Agreement is hereby amended and restated in its entirety as follows:
5.
(a) The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Private Units (including the Private Rights and the shares underlying the Private Rights and Private Units) will be subject to the transfer restrictions described in that certain Subscription Agreement, dated as of July 29, 2025, by and between the Company and A SPAC IV (Holdings) Corp, a British Virgin Islands business company (the “Sponsor” and such agreement, the “Subscription Agreement”), relating to the undersigned’s Private Units (including the Private Rights and the shares underlying the Private Rights).
(b) The Sponsor hereby irrevocably agrees that during the period commencing on the date on which the Company consummates the transactions contemplated by that certain Business Combination Agreement, dated as of November 26, 2025 (as amended or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) (the “Closing Date”) until the date that is 12 months following the Closing Date (the “Lock-Up Period”), subject to Sections 5(c) and 5(d), the Sponsor shall not, in addition to the restrictions set forth in that certain Sponsor Equity Agreement, dated as of November 26, 2025, by and between Apeiron Investment Group Limited, a company incorporated in Malta (“Apeiron”), and the Sponsor (the “Sponsor Equity Agreement”), directly or indirectly, without the prior written consent of CCM (for the first six-months of the Lock-Up Period) and the Surviving Corporation (for the entirety of the Lock-Up Period), (x) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Equity Securities in the Surviving Corporation (as defined in the Business Combination Agreement) (collectively, the “Lock-Up Securities”) or (y) enter into any swap, hedge, or other arrangement that transfers to another, or disposes of (either alone or in connection with one or more events or developments (including satisfaction or waiver of any conditions precedent)) any of the interests (including economic consequences of ownership) in any Lock-Up Securities (each transfer or other transaction described in the foregoing clauses (x) and (y), a “Transfer” and such obligations, collectively, the “Lock-Up Obligations”). For purposes of this Agreement, “Equity Securities” means, with respect to any person, all of the shares of capital stock, or equity of such person, any warrants, options or other rights for the purchase or acquisition from such person of shares of capital stock or of equity of such person, any securities convertible into or exchangeable for shares of capital stock or equity of such person and all of the other ownership, equity-based compensation or profit interests of such person, whether voting or nonvoting. For the avoidance of doubt, “Equity Securities” shall include the Insider Shares, the IPO Shares, the Private Units, the Private Rights, and the Founder Shares (as defined in Section 6 below), but shall exclude any Equity Securities of the Surviving Corporation that the Sponsor acquired through open market purchases. It being acknowledged and agreed that in the event of a conflict or inconsistency between the terms of the Letter Agreement (as amended by this Amendment) and the Sponsor Equity Agreement, the terms of the Sponsor Equity Agreement, including Section 6(a) of the Sponsor Equity Agreement, shall control, provided, however, that notwithstanding anything to the contrary in the Sponsor Equity Agreement, nothing therein shall restrict, limit or otherwise preclude the Sponsor from acquiring Equity Securities of the Surviving Corporation through open market purchases following the Closing.
(c) Subject to the last sentence of Section 5(b) of the Letter Agreement (as amended by this Amendment), the Lock-Up Obligations shall not apply to Transfers of the Lock-Up Securities in the following:
(i)    transfers to (A) such entity’s officers or directors or any affiliate or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates; or in the case of an individual, to any beneficiary of such individual pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of such individual (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);
(ii)    transfers to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the Sponsor;
(iii)    transfers as distributions to limited partners, members or shareholders of the Sponsor (as applicable);
(iv)    transfers to the Sponsor’s affiliates or to any investment fund or other entity controlled or managed by the Sponsor (if applicable);
(v)    transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) of this Section 5(c); transfers by operation of law, such as (without limitation) pursuant to an order of a court or regulatory agency or to comply with any regulations related to the Sponsor’s ownership of the Lock-Up Securities;
(vi)    transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of common stock of the Surviving Corporation involving a change of control of the Surviving Corporation following the consummation of the Business Combination that has been approved or recommended by the Surviving Corporation’s board of directors, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Sponsor’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement, and provided further that “change of control” as used herein, shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Surviving Corporation, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Surviving Corporation;
(vii)    transactions to satisfy any U.S. federal, state, or local income tax obligations of Sponsor (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the Business Combination from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Business Combination does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transaction;
(viii)    the Surviving Corporation may at any time on after May 11, 2026, with the prior written consent of CCM (solely with respect to the first six-month Lock-Up Period), determine to waive or release some or all of the Lock-Up Securities from any applicable Lock-Up Obligations. It is understood that if the Surviving Corporation waives or limits the application of any other support agreement entered into by any other shareholder in connection with the Business Combination or consents in writing to any transfer by any other shareholder, the Sponsor shall be entitled to the same waiver or limitation pro rata based on shareholdings, as the case may be. By way of example, if a holder of 1,000 shares subject to a support agreement is granted a waiver or the Surviving Corporation agrees to limit the application of such support agreement in respect of 500 shares, then the Sponsor shall be entitled to a waiver (or agreement to limit the application of this Letter Agreement) in respect of 50% of its Lock-Up Securities;
(ix)    entry into any call option agreement, forward sale or other sale arrangements; provided, that exercise or delivery of the applicable Lock-Up Securities shall not occur prior to the expiration of the Lock-Up Period; provided, further, that such arrangement is not required to be publicly disclosed under applicable law;
(x)    the date on which the Surviving Corporation completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Surviving Corporation’s shareholders having the right to exchange their Equity Securities for cash, securities or other property;
(xi)    transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(xii)    transactions relating to Surviving Corporation common stock or other securities convertible into or exercisable or exchangeable for Surviving Corporation common stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;
(xiii)    with the prior written consent of the Surviving Corporation and (solely with respect of the first six months of the Lock-Up Period) CCM;
provided, that, (A) in the case of any transfer or distribution pursuant to clauses, (ii) through (v) above, (1) each donee, trustee, transferee or distributee, as the case may be, shall sign and deliver a support letter substantially in the form of this Letter Agreement and (2) such transfers are not dispositions for value; (B) in the case of any transfer or distribution pursuant to clauses (i) and (ii) through (v) above, each party (donor, donee, trustee, transferor, transferee, distributer or distributee) shall not be required by law (including, without limitation, the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period; and (C) in the case of any transfer or distribution pursuant to clauses (i) and (vi) above, any filing that is required under the Securities Act or the Exchange Act shall include disclosure explaining the nature of the transfer or disposition in the footnotes thereto, and no filing or public announcement of the transfer or disposition shall be voluntarily made prior to the expiration of the Lock-Up Period. The term “affiliate” in this Letter Agreement shall have the meaning set forth in Rule 405 under the Securities Act.
(d)    Subject to the terms and conditions of the Sponsor Equity Agreement, including Section 6(a) of the Sponsor Equity Agreement, notwithstanding anything to the contrary in the other provisions of this Section 5, in the event that the last reported sale price of the Class A common stock, par value $0.0001 per share, of the Surviving Corporation on the New York Stock Exchange (as reported by Bloomberg L.P. (or any successor thereto)) equals or exceeds $20.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after May 24, 2026, the Surviving Corporation shall have the right (but not the obligation) to release the Sponsor, and cause the Sponsor to be released from, the Lock-Up Obligations; provided, however, that any such release shall be on terms reasonably satisfactory to the Surviving Corporation; provided, further, that any release based on the foregoing price condition, or effected pursuant to this Agreement, or otherwise consented to in writing by the Surviving Corporation, in each case, shall be deemed to be on terms reasonably satisfactory to the Surviving Corporation.
(e)    Notwithstanding anything to the contrary in the other provisions of this Section 5, the Sponsor shall be permitted to effect any Transfer of Equity Securities to Apeiron or any permitted assignee of Apeiron under the Sponsor Equity Agreement, in each case pursuant to the terms thereof. For the avoidance of doubt, no such Transfer shall relieve the Sponsor of its Lock-Up Obligations with respect to any Lock-Up Securities retained by the Sponsor following any such Transfer.
(f)    Subject to the terms and conditions of this Agreement and the Sponsor Equity Agreement, for the avoidance of doubt, the Sponsor shall retain all of its rights as a shareholder of the Surviving Corporation during the Lock-Up Period, including the right to vote any Lock-Up Securities.
(b)    Section 6 of the Letter Agreement is hereby amended and restated as follows:
6.    The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Class B Ordinary shares, no par value (the “Founder Shares”) will be subject to the transfer restrictions described in the Registration Rights Agreement, dated as of July 29, 2025, by and among the Company, Sponsor and CCM related to the undersigned’s Founder Shares.
Section 1.3    Representations and Warranties.
(a)    Each Party hereby represents and warrants, as of the date hereof, that except as expressly set forth in this Amendment, the Letter Agreement has not been amended, supplemented or otherwise modified in any respect.
(b)    The Company and the Sponsor hereby represent and warrant, as of the date hereof, that the Subscription Agreement has not been amended, supplemented or otherwise modified in any respect.
(c)    The Parties acknowledge and agree that Enhanced is an express third party beneficiary with respect to the provisions of this Section 1.3.
Section 1.4    Counterparts. This Amendment may be executed (a) in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and (b) by electronic signature (which shall be deemed an original for all purposes).
Section 1.5    Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
Section 1.6    Entire Agreement. This Amendment, the Letter Agreement and the agreements referenced therein and herein constitute the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the Parties to the extent they relate in any way to the subject matter hereof.
Section 1.7    No Other Amendments. Except as specifically modified in this Amendment, all of the provisions of the Letter Agreement remain unchanged and continue in full force and effect. Unless the context otherwise requires, after the date hereof, any reference to the Letter Agreement shall mean the Letter Agreement as amended hereby.

Section 1.8    Amendments. The Parties agree that this Amendment and the Letter Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Sponsor, the Company and CCM; provided, however, that prior to the Closing, any such amendment, supplement or modification shall require the prior written consent of Enhanced.
Section 1.9    Miscellaneous. The provisions of Section 16 (Governing Law), Section 18 (Notice) and Section 19 (Assignment) of the Letter Agreement are incorporated in this Amendment by reference as if fully set forth herein, mutatis mutandis.
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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by persons duly empowered to bind the Parties to perform their respective obligations hereunder as of the first date written above.

A SPAC IV (HOLDINGS) CORP

By:	/s/ Claudius Tsang

	Name:	Claudius Tsang
	Title:	Director

A PARADISE ACQUISITION CORP

By:	/s/ Claudius Tsang

	Name:	Claudius Tsang
	Title:	Director

COHEN AND COMPANY CAPITAL MARKETS, a division of Cohen & Company Securities, LLC

By:
Name:
Title:
[Signature Page to the Amendment to the Letter Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by persons duly empowered to bind the Parties to perform their respective obligations hereunder as of the first date written above.

A SPAC IV (HOLDINGS) CORP

By:
Name:
Title:

A PARADISE ACQUISITION CORP

By:
Name:
Title:

COHEN AND COMPANY CAPITAL MARKETS, a division of Cohen & Company Securities, LLC

By:	/s/ JERRY SEROWIK

	Name:	JERRY SEROWIK
Title:
Head of Cohen & Company Markets
[Signature Page to the Amendment to the Letter Agreement]